                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                       CANTERBURY PARK HOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                         4/27/97

                       CANTERBURY PARK HOLDING CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 5, 1997


     Notice is hereby given that the Annual Meeting of Shareholders of Canterbury Park Holding Corporation will be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Thursday, June 5, 1997 at 4:00 p.m., Central Daylight Time, for the following purposes:

     1. To elect seven (7) directors to hold office until the 1998 Annual Meeting of Shareholders or until their successors are elected.

     2. To consider and act on a proposal to amend the Company's 1994 Stock Plan to increase the total share authorization under such Plan by 250,000 shares to a total of 500,000 shares.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 23, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                   By Order of the Board of Directors


                                   Richard A. Primuth,
                                   SECRETARY


Shakopee, Minnesota
May 2, 1997



     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                       CANTERBURY PARK HOLDING CORPORATION
                              1100 CANTERBURY ROAD
                            SHAKOPEE, MINNESOTA 55379
                                 (612) 445-7223


                                 PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Canterbury Park Holding Corporation ("CPHC" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379 on Thursday, June 5, 1997, beginning at 4:00 p.m. or at any adjournment or adjournments thereof. The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted by the persons designated as proxies in favor of the matters indicated. In the event any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies will vote in accordance with their judgment on such matters. The Company's corporate offices are located at 1100 Canterbury Road, Shakopee, Minnesota 55379, and its telephone number is (612) 445-7223. The mailing of this Proxy Statement to shareholders of the Company commenced on or about May 2, 1997.

     The total number of shares outstanding and entitled to vote at the meeting as of April 23, 1997 consisted of 2,969,382 shares of $.01 par value Common Stock. Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Only shareholders of record at the close of business on April 23, 1997 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, then that item must be approved by holders of a majority of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth, based upon information available as of April 15, 1997, the beneficial ownership of shares of the Company's common stock of each person known by the Company to own of record or beneficially five percent (5%) or more of the Company's common stock and the beneficial ownership of all officers and directors of the Company as a group (including beneficial ownership attributed to such person or group through ownership of currently exercisable options or warrants to purchase common stock).

     Name and Address                Amount and Nature of           Percent
     of Beneficial Owner             Beneficial Ownership          of Class*
     -------------------             --------------------          ---------

Curtis A. Sampson                           1,391,331(1)        41.91%
1100 Canterbury Road
Shakopee, MN  55379

Dale H. Schenian                              550,458(2)        17.85%
1100 Canterbury Road
Shakopee, MN  55379

Perkins Capital                               498,000(3)        15.24%
Management, Inc.
708 E. Lake Street
Wayzata, MN  55391

Randall D. Sampson                            181,497(4)         5.92%
1100 Canterbury Road
Shakopee, MN 55379
All directors and                           2,394,386(5)        64.30%
officers
as a group (10 persons)
___________________________________

* Based upon 2,969,382 shares of common stock outstanding increased, for each calculation, by the number of shares which would be issued upon exercise of options and warrants held by the named person or group.

(1) Includes 350,703 shares issuable upon the exercise of currently exercisable options and warrants.

(2) Includes 114,410 shares issuable upon the exercise of currently exercisable options and warrants, as well as 5,000 shares and 5,000 warrants held by Mr. Schenian's wife as to which beneficial ownership is disclaimed.

(3) Represents 200,500 shares of Company common stock and warrants to acquire an additional 297,500 shares of Company common stock held on behalf of various accounts and with respect to which the named person shares the power to vote and/or dispose of the securities.

(4) Includes 94,612 shares issuable upon the exercise of currently exercisable options and warrants.

(5) Includes 754,225 shares issuable upon the exercise of currently exercisable options and warrants held by officers and directors as a group.


                              ELECTION OF DIRECTORS

     The Board of Directors has nominated and recommends for reelection as directors of the Company the persons named below, all of which have been directors since 1994. The Board of Directors believes that each nominee named below will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

     Information regarding the directors, including information regarding their principal occupations currently and for the preceding five years, is set below. Ownership of common stock of the Company is given as of April 15, 1997. To the best of the Company's knowledge, the persons indicated possess sole voting and investment power with respect to their stock ownership.

                                                                                 Amount of         Percent of
                                                                                   Stock           Outstand-
Name and Age             Principal Occupation and Other Directorships            Ownership         ing Stock
------------             --------------------------------------------            ---------         ---------
Brian C. Barenscheer     Partner, Boyum & Barenscheer, Minneapolis,              108,000(1)          3.6%
(54)                     Minnesota (certified public accountants).

Gibson Carothers         Gibson & Carothers,                                      23,500(2)           .8%
(53)                     Minneapolis, Minnesota
                         (marketing and product development).

Terence J. McWilliams    Regional Sales Manager, Autotote Systems                 23,500(2)           .8%
(47)                     (totalizator services to horse tracks,
                         dog tracks and jai alai frontons) since
                         November 1993; from to November 1993,
                         Vice President-Administration, U.S.
                         Transformer; prior thereto, General Manager,
                         Canterbury Downs.

Carin Offerman           Vice President, Offerman &                               10,700(3)           .4%
(48)                     Company, Golden Valley,
                         Minnesota (investment banking and
                         brokerage firm).

Curtis A. Sampson        Chairman and CEO of Communications                    1,391,331(4)        41.91%
(63)*                    Systems Inc., Hector, Minnesota
                         (connecting devices for telephone
                         and computer equipment); Chairman and
                         CEO of Hector Communications Corporation,
                         Hector, Minnesota (independent telephone
                         companies).

Randall D. Sampson       President of the Company since March 1994;              181,497(4)         5.92%
(39)*                    prior thereto, President, Sampson Racing,
                         Inc. (thoroughbred racing and breeding
                         operations).

Dale H. Schenian         President, City Auto Glass,                             550,458(4)        17.85%
(55)                     St. Paul, Minnesota (automotive glass
                         repair and replacement); Director of
                         First American Metro (bank holding
                         company), St. Paul, Minnesota.

______________________________________

*Curtis A. Sampson is the father of Randall D. Sampson.

(1)  Includes options and warrants to acquire 45,500 shares of common stock.

(2)  Includes options to acquire 22,500 shares of common stock.

(3)  Includes options and warrants to acquire 9,000 shares of common stock.

(4) See footnote under "Security Ownership of Certain Beneficial Owners and Management" applicable to such person.

INFORMATION REGARDING BOARD AND BOARD COMMITTEES

     The Board of Directors of the Company met 10 times during 1996. In 1996 each director attended at least 75% of the meetings of the Board and each committee on which such director served.

     Each non-employee member of the Board is paid an annual fee of $2,400, plus $200 for each meeting attended. Mr. Randall D. Sampson, who is employed by the Company, receives no additional compensation for service on the Board.

     Under the Company's 1994 Stock Plan, each non-employee member of the Board of Directors upon initially being elected to the Board, receives an option to acquire 2,500 shares and, in addition, receives at the time of his or her reelection to the Board at the annual meeting of the shareholders an option to purchase 2,000 shares of the Company's common stock. Each such option is at a price equal to the fair market value of the Company's common stock on the date of grant and is exercisable over a ten-year period beginning six months after the date the option is granted.

     The Board has established an Audit Committee, the current members of which are Brian C. Barenscheer and Carin Offerman. The Audit Committee recommends to the full Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants, as well as the internal accounting controls of the Company. The Audit Committee met once in 1996.

     The Company has established a Compensation Committee, the current members of which are Terence J. McWilliams, Dale H. Schenian and Randall D. Sampson. The Compensation Committee met three times during 1996. The Compensation Committee recommends to the Board of Directors compensation for executive officers and key personnel and reviews the Company's compensation policies and practices.


                      PROPOSAL TO AMEND THE 1994 STOCK PLAN

GENERAL INFORMATION

     In May 1994, the Board of Directors and the shareholders of the Company adopted the 1994 Stock Plan (the "Plan"). The purpose of the Plan is to provide a continuing long-term incentive to selected officers, key employees and outside directors of the Company and of any subsidiary of the Company to provide a means of rewarding outstanding performance to enable the Company to maintain the competitive position to attract and retain key personnel necessary for the Company's growth and profitability. The Plan provides for the granting of awards in the form of stock options, including restricted stock, stock appreciation rights and deferred stock to key employees and non-employees, including directors of and consultants to the Company and any subsidiary. Currently, the Plan provides that the maximum number of shares of common stock which may be purchased thereunder is 250,000 shares. At the Company's 1997 Annual Shareholders Meeting, shareholders will be asked to approve an increase in the total number of shares which may be acquired under the Plan from 250,000 shares to 500,000 shares of the Company.

AMENDMENT TO STOCK OPTION PLAN TO INCREASE AUTHORIZED SHARES

     The Plan originally authorized the issuance of 250,000 shares of common stock pursuant to options granted thereunder. In January 1997, the Company amended this plan, subject to ratification by shareholders, to increase the total number of shares available under the plan by 250,000 shares to a total of 500,000 shares. There were outstanding on April 15, 1997 options to purchase 251,000 shares under the Plan (including options to purchase 88,000 shares granted by the Board of Directors in January 1997, that are, in part, contingent upon approval by the shareholders of the proposed amendment to the stock option plan) and at such date 23,000 shares had been purchased through the exercise of options granted under the Plan. Therefore, absent stockholder approval of this amendment to the Plan, the January 1997 grants would be rescinded or reduced and further options to purchase only 64,000 shares in the aggregate would be permitted. The Board of Directors deems it prudent to increase the shares available for grant under the Plan by 250,000 shares to enable option exercises under the January 1997 grants, as well as to enable the Board to continue granting additional options consistent with the purposes of the Plan.

SUMMARY OF THE PLAN

     Options that are granted under the Plan may be either options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), or those that do not qualify as incentive stock options ("non-qualified stock options"). The plan is administered by the Board of Directors, or a committee designated by the Board, which determines the persons who are to receive awards under the Plan, the type of award to be granted, the number of shares subject to each award and, if an option, the exercise price of each option.

     Options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or, for an incentive stock option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value). Incentive Stock Options may not be transferred other than by will or the laws of descent and distribution and may be exercised, during the lifetime of an optionee, only by the optionee. Incentive stock options which have been granted to employees who terminate employment due to death, disability or retirement may be exercised for a period of three months after termination by the optionee or the persons to whom the rights under such Incentive Stock Option shall have passed, or until the expiration of the stated term of the option, whichever period is shorter. The term of each incentive stock option, which is fixed at the date of grant, must not exceed 10 years from the date the incentive stock option is granted (except that an incentive stock option granted to a person holding more than 10% of the Company's voting stock may be exercised only for five years). The exercise of an option accelerates if (i) the Company liquidates, (ii) merges or consolidates with another corporation and is not the surviving corporation or (iii) transfers all or substantially all of its assets or 75% or more of its outstanding Common Stock to another person or entity. As of the date of this proxy statement, incentive stock options to acquire a total of 274,000 shares have been granted to 22 employees pursuant to the Plan. Generally, the amount of options granted to individual employees is based upon the level of responsibility of such employee.

     The Plan also provides for automatic grants of non-qualified stock options to non-employee directors of the Company. Non-employee directors receive non-qualified stock options to purchase 2,500 shares upon their election to the Board. Non-employee directors who are serving unexpired terms or reelected at an annual shareholder meeting and who have served on the Board for at least six months of the preceding 12 month period also are presently granted 10-year non-qualified stock options to purchase 2,000 shares of Common Stock during each such year. The non-qualified stock options granted to non-employee directors vest six months from the date granted and the purchase price of the shares of Common Stock subject to such options is the fair market value of the Common Stock on the date the non-qualified stock options are granted.

     The Board or committee may grant stock appreciation rights in conjunction with all or a part of any option granted under the Plan. Stock appreciation rights may be exercised only to the extent that the underlying options are exercisable and terminate upon expiration of the underlying options. Upon exercise of a stock appreciation right, an optionee is entitled to an amount in cash or shares or Common Stock equal in value to the excess of the fair market value of the Company's Common Stock over the option price per share multiplied by the number of shares for which stock appreciation rights are being exercised. Stock appreciation rights may not be granted to non-employee directors. In addition to stock appreciation rights, the Board may grant restricted stock and deferred stock. Grants of restricted stock and deferred stock may be conditioned upon the attainment of specific performance goals. The restricted stock will be held in custody by the Company until the restrictions thereon have lapsed. Restricted stock and deferred stock may not be sold or otherwise transferred during the restricted or deferred period, which period may not be less than one year. During the period of the restrictions or deferral, the participant has the right to receive dividends and distributions unless the Board or committee requires such dividends and distributions to be held by the Company, subject to the same restrictions as the restricted or deferred stock. The holders of restricted stock also have the right to vote these shares. If a participant's employment is terminated during the period of the restrictions or deferral under certain circumstances, all shares still subject to restrictions or deferral will be forfeited, subject to the right of the Board or committee to waive such restrictions in the event of a participant's death, disability, retirement or under special circumstances approved by the Board or committee.

FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO STOCK OPTIONS

     An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, than any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realized compensation income. The balance of any gain will be characterized as a capital gain. Under current law, net long-term capital gains are taxed at a maximum federal tax rate of 28%, while other income may be taxed at a higher federal rate. An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise.

REGISTRATION WITH THE SEC

     If shareholder approval for the proposed amendment of the Plan is received, the Company intends to file a registration statement covering the issuance of the additional shares authorized under the Plan, as amended, with the Securities and Exchange Commission.

VOTE REQUIRED

     Shareholder approval of the proposed amendment to the Plan to increase the number of shares which may be issued pursuant to stock option grants requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE STOCK PLAN TO INCREASE THE NUMBER OF SHARES WHICH MAY BE ISSUED PURSUANT TO STOCK OPTIONS GRANTED UNDER THE PLAN FROM 250,000 SHARES TO 500,000 SHARES.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following tables show for the period March 29, 1994 to December 31, 1994 and the two fiscal years ended December 31, 1995 and 1996 the cash and other compensation paid to or accrued by the Company for its chief executive officer in all capacities served, as well as information relating to option grants. No executive officer of the Company received cash compensation of more than $100,000 in fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                       COMPENSATION AWARDS
                                                ANNUAL COMPENSATION    -------------------
                                                ------------------    SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                     YEAR       SALARY            OPTIONS
---------------------------                     ----       ------     ---------------------
Randall D. Sampson, President and               1996     $ 64,771           10,000
Chief Executive Officer                         1995       54,496           15,000
                                                1994       37,075           15,000

Note: Certain columns have been excluded from this table because the information called for is not applicable.


                              OPTION GRANTS IN 1996

                                          % OF                                                          POTENTIAL REALIZABLE
                                          TOTAL                                                           VALUE AT ASSUMED
                                         OPTIONS                                                          ANNUAL RATES OF
                                         GRANTED                                                            STOCK PRICE
                                           TO                   MARKET                                     APPRECIATION
                                        EMPLOYEES   EXERCISE   PRICE ON                                  FOR OPTION TERM
                           OPTIONS      IN FISCAL  PRICE PER    DATE OF     EXPIRATION                    ---------------
    NAME                   GRANTED        YEAR       SHARE       GRANT         DATE                     5%                10%
    ----                   -------        ----       -----       -----         ----                     --                ---
Randall D. Sampson         10,000          16%        $1.75      $1.75      January 23,               $11,005           $27,890


                                                                NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED                   IN-THE-MONEY
                             NUMBER OF                           OPTIONS AT FY-END                   OPTIONS AT FY-END
                          SHARES ACQUIRED     VALUE              -----------------                   -----------------
      NAME                  ON EXERCISE      REALIZED       EXERCISEABLE   UNEXERCISEABLE      EXERCISEABLE   UNEXERCISEABLE
      ----                  -----------      --------       ------------   --------------      ------------   --------------
Randall D. Sampson              -0-            -0-            35,000          5,000                $18,125       5,000

__________________________________
(1) Based on closing price of $2.75 per share of the Company's Common Stock on December 31, 1996.


                              CERTAIN TRANSACTIONS

     The Company has entered into a Totalizator Services Agreement with Autotote Systems, Inc. Pursuant to the Agreement, which has a five year term ending May 1, 1999, Autotote provides totalizator equipment and computer programs which record and process all wagers and calculate the odds and payoffs. For such services, Autotote receives a fee of approximately .35% of the gross monies wagered. Amounts charged to operations under this Agreement for the periods ended December 31, 1996 and 1995 were approximately $ 291,000 and $277,000, respectively. Also, during the 1996 live race meet, Autotote provided uplink services which enabled the Company to simulcast horse races held at Canterbury Park to out-of-state racetracks. These services were provided at a rate of approximately $2,000 per day, resulting in an amount charged to operations in 1996 and 1995 of approximately $102,000 and $110,000, respectively. Mr. Terence
J. McWilliams, a director of the Company, is the Regional Sales Manager for Autotote.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file periodic reports of ownership with the Securities and Exchange Commission. In connection with preparing this proxy statement, the Company became aware that information with respect to such reporting obligations was not adequately discussed with the Company's directors and, as a result, a number of reports due in 1995, 1996 and early 1997 were not filed when due. For each director, the number of reports not timely filed and the number of transactions reported (which in all instances pertained to the purchase of Company securities and/or option grants) is as follows: Mr. Barenscheer, six reports reporting a total of fourteen transactions; Mr. Carothers, three reports reporting a total of four transactions; Mr. McWilliams, three reports reporting a total of five transactions; Ms. Offerman, three reports reporting a total of four transactions; Mr. C. A. Sampson, three reports reporting a total of four transactions; Mr. R. D. Sampson, seven reports reporting a total of ten transactions; and Mr. Schenian, six reports reporting a total of ten transactions. The Company believes that as of the mailing date of this proxy statement all such reports have been filed. Further, in April 1997, the Company began implementation of a new Section 16(a) reporting compliance program to facilitate timely reporting of all future transactions by directors, officers and ten percent beneficial shareholders.

                             THE COMPANY'S AUDITORS

     Deloitte & Touche have been the auditors for the Company since 1994 and have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the current fiscal year. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.


                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     The proxy rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission's proxy rules. The next annual meeting of the shareholders of Canterbury Park Holding Corporation is expected to be held on or about May 30, 1998 and proxy materials in connection with that meeting are expected to be mailed on or about April 15, 1998. Shareholder proposals prepared in accordance with the Commission's proxy rules must be received at the Company's corporate office, 1100 Canterbury Road, Shakopee, Minnesota 55379, Attention: President, by January 15, 1998, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 1998 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

     The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

     PROPERLY BROUGHT BUSINESS. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

     SHAREHOLDER NOMINATIONS. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting.
The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company's Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                                  OTHER MATTERS

     Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

     The Company is transmitting with this Proxy Statement its Annual Report for the year ended December 31, 1996. SHAREHOLDERS MAY REQUEST THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO THE UNDERSIGNED AT THE COMPANY'S ADDRESS ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                        By Order of the Board of Directors,



                                        Richard A. Primuth, SECRETARY

                      CANTERBURY PARK HOLDING CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 1997

    The undersigned hereby appoints Brian C. Barenscheer, Carin Offerman and Terence J. McWilliams, or any of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Canterbury Park Holding Corporation, to be held Thursday, June 5, 1997, at 4:00 p.m. Central Daylight Time at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, or at any adjournments thereof, upon the following and other matters properly brought before the meeting or adjournment thereof, hereby revoking all former proxies.

1.   ELECTION OF DIRECTORS.  / /  WITH AUTHORITY to   / /  WITHOUT AUTHORITY
                             vote for all nominees    to vote for nominees
                                  listed below             listed below
                                 (EXCEPT AS
                                  INDICATED TO THE
                                  CONTRARY) FOR A
                                  TERM ENDING AT THE
                                  NEXT ANNUAL
                                  MEETING OF
                                  SHAREHOLDERS

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

 Brian C. Barenscheer, Gibson Carothers, Terence J. McWilliams, Carin Offerman,
            Curtis A. Sampson, Dale H. Schenian, Randall D. Sampson
                                        ________________________________________

2. Proposal to amend the Company's 1994 Stock Plan to increase the total number of shares which may be issued pursuant to options granted under the Plan by 250,000 shares to a total of 500,000 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED ON THE REVERSE SIDE OF THIS CARD AND FOR THE PROPOSED AMENDMENT OF THE 1994 STOCK PLAN UNLESS OTHERWISE SPECIFIED.

    PLEASE DATE AND SIGN exactly as your name(s) appears below indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.
                                             Dated _______________________, 1997
                                             ___________________________________
                                                          Signature
                                             ___________________________________
                                                  Signature if held jointly